Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NTS Realty Holdings Limited Partnership:

The Partners
Schaedle Worthington Hyde Properties, L.P.:

          We have audited the accompanying Combined Statement of Revenue and Certain Expenses of The Grove at Richland, The Grove at Whitworth and The Grove at Swift Creek (collectively the “Groves”) for the year ended December 31, 2005. This combined statement is the responsibility of the management of the Groves. Our responsibility is to express an opinion on this combined statement based on our audit.

          We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. We were not engaged to perform an audit of the Groves’ internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Groves’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall combined statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Current Report on Form 8-K/A of NTS Realty Holdings Limited Partnership, as described in Note 1, and is not intended to be a complete representation of the Groves’ revenue and expenses.

          In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Groves for the year ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

Ernst & Young LLP

Louisville, Kentucky
March 27, 2006

THE GROVES
Combined Statement of Revenue and Certain Expenses

Year Ended December 31, 2005
REVENUE:
Rental income	$10,265,080

Total revenue	10,265,080

EXPENSES:
Operating expenses	2,016,029
Property taxes and insurance	1,414,160
Management fees	312,400
Interest expense	1,580,576

Total expenses	5,323,165

REVENUE IN EXCESS OF CERTAIN EXPENSES	$4,941,915

The accompanying notes to combined statement of revenue and certain expenses are an integral part of this statement.

THE GROVES
Notes to Combined Statement of Revenue and Certain Expenses

Note 1 - Basis of Presentation

          On February 3, 2006, NTS Realty Holdings Limited Partnership (“NTS Realty”) acquired three multifamily properties known as The Grove at Richland and The Grove at Whitworth both located in Nashville, Tennessee and The Grove at Swift Creek located in Chesterfield County, Virginia (collectively the “Groves”). Due to common ownership and management of these multifamily properties, this statement is shown on a combined basis.

          The accompanying Combined Statement of Revenue and Certain Expenses relate to the operations of the Groves and was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, including Rule 3-14 and Article 11 of Regulation S-X. Accordingly, the accompanying Combined Statement of Revenue and Certain Expenses has been prepared using the accrual method of accounting, and certain expenses such as depreciation, amortization, income taxes and entity expenses are not reflected in the combined statement, as required by Rule 3-14 and Article 11 of Regulation S-X. We have included the interest expense for The Grove at Richland and The Grove at Whitworth because we have assumed their mortgage debt at acquisition. Consequently, the Combined Statement of Revenue and Certain Expenses for the period presented are not representative of the actual operations for the period presented, as certain revenues and expenses which may not be in the proposed future operations of the Groves have been excluded in accordance with Rule 3-14 and Article 11 of Regulation S-X.

Note 2 - Significant Accounting Policies

         A) Use of Estimates in the Preparation of Financial Statements

          The preparation of the combined statement in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates.

         B) Revenue Recognition

          These apartments are leased under operating leases with terms of generally one year or less. Rental income is recognized as it is earned, which is not materially different than on a straight-line basis.

         C) Repairs and Maintenance

          Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations and replacements are capitalized.

         D) Advertising

          All advertising costs are expensed as incurred and reported on the Combined Statement of Revenue and Certain Expenses within the line item “Operating Expenses.” For the year ended December 31, 2005, advertising expenses were approximately $50,000.

Note 3 - Related Party Transactions

          Property management fees of approximately $312,000 were charged by a related party during 2005.

Note 4 - Mortgage and Note Payable

          To facilitate the transaction, we assumed approximately $33.4 million of the Groves existing debt, which bears interest at 4.64% and matures on January 15, 2015.

PRO FORMA BALANCE SHEET

          The accompanying unaudited Pro Forma Balance Sheet of NTS Realty Holdings Limited Partnership (“NTS Realty”) is presented as if the Groves had been acquired on December 31, 2005. The unaudited Pro Forma Balance Sheet should be read in conjunction with the unaudited Pro Forma Statement of Operations for the year ended December 31, 2005 and the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2005 and dated March 31, 2006. In management’s opinion, all adjustments necessary to reflect the acquisition of the Groves have been made. The following unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transaction had been consummated at December 31, 2005, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Pro Forma Balance Sheet
December 31, 2005
(unaudited)

	Historical Amounts (A)	Pro Forma Adjustments (B)	Pro Forma Amounts
ASSETS:
Cash and equivalents	$5,409,318	$--	$5,409,318
Cash and equivalents - restricted	1,260,937	--	1,260,937
Accounts receivable, net	2,200,461	--	2,200,461
Deposits	2,800,000	(2,800,000)	--
Land, buildings and amenities, net	148,626,244	117,038,380	265,664,624
Long-lived assets held for sale	22,545,123	(22,545,123)	--
Other assets	4,966,740	301,776	5,268,516

Total assets	$187,808,823	$91,995,033	$279,803,856

LIABILITIES:
Mortgages and notes payable	$138,012,832	$43,342,277	$181,355,109
Accounts payable and accrued expenses	2,801,960	--	2,801,960
Accounts payable and accrued expenses due to affiliate	373,138	--	373,138
Distributions payable	2,276,321	--	2,276,321
Security deposits	794,727	95,835	890,562
Long-lived liabilities held for sale	222,575	(222,575)	--
Other liabilities	1,277,075	277,103	1,554,178

Total liabilities	145,758,628	43,492,640	189,251,268

COMMITMENTS AND CONTINGENCIES

PARTNERS' EQUITY	42,050,195	48,502,393	90,552,588

Total liabilities and partners' equity	$187,808,823	$91,995,033	$279,803,856

The accompanying notes to pro forma balance sheet are an integral part of this statement.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Notes to Pro Forma Balance Sheet
December 31, 2005
(unaudited)

A)  Historical Amounts

          Represents the balance sheet of NTS Realty as of December 31, 2005, as contained in the historical financial statements and notes thereto filed on Form 10-K.

B)  Pro Forma Adjustments

          Represents the acquisition of the Groves for a total purchase price of approximately $117.3 million. The unaudited Pro Forma Balance Sheet reflects the financing of the Groves acquisition using the proceeds of the sale of our Golf Brook and Sabal Park multifamily properties, which were classified as long-lived assets held for sale at December 31, 2005, through the use of a tax deferred 1031 exchange. We assumed approximately $33.4 million of the Groves existing mortgage debt and had additional borrowings of approximately $9.9 million. We also substituted the Groves properties as replacement collateral for Golf Brook and Sabal Park under our existing mortgage debt.

PRO FORMA STATEMENT OF OPERATIONS

          The accompanying unaudited Pro Forma Statement of Operations of NTS Realty Holdings Limited Partnership (“NTS Realty”) for the year ended December 31, 2005 is presented as if the Groves had been acquired on January 1, 2005. The unaudited Pro Forma Statement of Operations should be read in conjunction with the historical financial statements and notes thereto of NTS Realty reported on Form 10-K for the Year Ended December 31, 2005 and dated March 31, 2006. The following unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ending December 31, 2005, assuming the above transaction had been consummated on January 1, 2005, nor do they purport to represent the future position of NTS Realty.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Pro Forma Statement of Operations
December 31, 2005
(unaudited)

	Historical Amounts (A)	Pro Forma Adjustments (B)	Pro Forma Amounts
REVENUE:
Rental income	$27,711,557	$10,265,080	$37,976,637
Tenant reimbursements	2,196,457	--	2,196,457

Total revenue	29,908,014	10,265,080	40,173,094

EXPENSES:
Operating expenses	6,724,824	1,139,464	7,864,288
Operating expenses reimbursed to affiliate	3,278,271	876,565	4,154,836
Management fees	1,400,065	513,254	1,913,319
Property taxes and insurance	2,847,529	1,414,160	4,261,689
Professional and administrative expenses	2,757,081	--	2,757,081
Professional and administrative expenses reimbursed to affiliate	1,416,818	--	1,416,818
Depreciation and amortization	7,812,769	4,943,749	12,756,518

Total operating expenses	26,237,357	8,887,192	35,124,549

OPERATING INCOME	3,670,657	1,377,888	5,048,545

Interest and other income	443,164	--	443,164
Interest expense	(7,230,978)	(2,190,391)	(9,421,369)
Loss on disposal of assets	(619,768)	--	(619,768)
Income from investment in joint venture	953,300	--	953,300

LOSS FROM CONTINUING OPERATIONS	$(2,783,625)	$(812,503)	$(3,596,128)

Loss from continuing operations allocated to limited partners	$(2,608,881)	$(761,497)	$(3,370,378)

Loss from continuing operations per limited partnership unit	$(0.25)	$(0.07)	$(0.32)

Number of limited partnership interests	10,667,117	10,667,117	10,667,117

The accompanying notes to pro forma statement of operations are an integral part of this statement.

NTS REALTY HOLDINGS LIMITED PARTNERSHIP
Notes to Pro Forma Statement of Operations
December 31, 2005
(unaudited)

A)  Historical Amounts

          Represents the historical consolidated statement of operations of NTS Realty for the year ended December 31, 2005, as contained in the historical financial statements and notes thereto filed on Form 10-K.

B)  Pro Forma Adjustments

          Represents the pro forma revenue and expenses for the year ended December 31, 2005 attributable to the acquisition of the Groves as if the acquisition had occurred on January 1, 2005. The unaudited Pro Forma Statement of Operations reflects the financing of the Groves acquisition using the proceeds of the sale of our Golf Brook and Sabal Park multifamily properties through the use of a tax deferred 1031 exchange and the assumption of the Groves existing mortgage debt as well as substituting the Groves properties as replacement collateral for Golf Brook and Sabal Park under our existing mortgage debt. Management fees expensed represents the amount of fees that would have been paid under NTS Realty’s management agreement with NTS Development Company. Interest expense incurred of approximately $1.6 million is attributable to the existing debt of approximately $33.4 million on The Groves at Whitworth and The Groves at Richland that we assumed at acquisition. The debt bears annual interest at 5.35%, requires monthly payments of principal and interest of $186,388 through January 15, 2015, and will have a remaining balance due of approximately $28.4 million. Additional interest expense of approximately $610,000 is attributable to borrowings on our revolving note payable to a bank of approximately $9.9 million, at a rate of 6.12% interest at December 31, 2005. Preliminary depreciation and amortization expense of approximately $4.9 million relates to the aggregate purchase price of approximately $117.3 million less a preliminary allocation to land of approximately $20.9 million and is calculated as follows:

	Basis	Pro Forma Depreciable Life	Year Ended December 31, 2005 Expense
ASSETS:
Building	$87,560,241	30 Years	$2,918,675
Furniture, fixtures and equipment	8,616,492	5 Years	1,723,298
In-place leases	301,776	1 Year	301,776

Total	$96,478,509		$4,943,749